EXHIBIT 10.1

                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     THIS AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, made this 29th day of March, 2006, by and between ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation, whose address is 5215 West Laurel Street, Tampa, Florida 33607 ("Borrower"), and MERCANTILE BANK, whose address is 2307 West Kennedy Boulevard, Tampa, FL 33609 ("Lender").

                             W I T N E S S E T H:

     WHEREAS, Borrower and Lender previously entered into that certain Revolving Credit Agreement dated April 21, 2005 (as it may be amended, supplemented or modified from time to time, the "Original Loan Agreement"), pursuant to which the Lender made a revolving credit loan (the "Original Loan") in the maximum principal amount of $6,000,000.00 to Borrower; and

     WHEREAS, Borrower and Lender desire to amend and restate in its entirety the Original Loan Agreement pursuant to the terms hereof; and

     WHEREAS, certain capitalized terms used in this Agreement are defined in
Section 10 hereof;

     NOW, THEREFORE, it is agreed as follows:

     1.   Revolving Credit Loan.

          (a) Revolving Credit Commitment. Subject to the terms and conditions hereof, Lender agrees to make Advances to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) (the "Commitment"). As long as no Event of Default has occurred hereunder and no Default has occurred that, with the passage of time, the giving of notice, or both, shall constitute an Event of Default hereunder, Borrower shall be entitled to borrow, repay or prepay and reborrow, by delivering to Lender a Draw Request in the form of Exhibit "A" attached hereto ("Draw Request").

          (b) Revolving Credit Note. The Revolving Credit Loan shall be evidenced by a promissory note of Borrower payable to the order of Lender substantially in the form of Exhibit "B" attached hereto ("Revolving Credit Note").

          (c) Interest. The Revolving Credit Loan shall accrue interest as provided in the Revolving Credit Note.

          (d) Borrower's Loan Account. Lender shall enter in its records of this Revolving Credit Loan all Advances under the Revolving Credit Loan and all payments made by or on behalf of Borrower on account thereof. Any payments shall be credited first to payment of any late charges, fees or expenses, if any, then to accrued and unpaid interest and the balance, if any, ("Credit") to principal. Lender shall provide Borrower a monthly accounting of transactions under the Revolving Credit Loan. Each such

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accounting shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters as reflected therein, unless Borrower, within thirty (30) days after the date the accounting is rendered, notifies Lender in writing of any objections, describing the basis for such objections with specificity. In such event, only those items expressly objected to in the notice shall be deemed disputed by Borrower.

          (e) Revolving Credit Commitment Period. The Commitment Period shall terminate on April 21, 2008 (the "Termination Date") unless Borrower shall earlier terminate the Commitment. Lender shall review its Commitment hereunder annually, with the first review to occur on or about the first anniversary hereof.

          (f) Termination or Reduction of Commitment. Borrower shall have the right, upon not less than five (5) Business Days' written notice to Lender, to terminate or reduce the Commitment at any time, provided that any notice of termination shall be accompanied by payment in full of the Revolving Credit Loan and the Advances outstanding thereunder and provided that any notice of reduction shall be accompanied by payment in full of the Revolving Credit Loan balance that exceeds the reduced Commitment.

          (g) Unused Line Fee. Borrower hereby agrees to pay Lender an unused line fee at a rate equal to one-fourth of one percent (0.25%) per annum calculated upon the amount by which $3,000,000.00 exceeds the average daily principal balance of the outstanding Advances during the immediately preceding calendar quarter (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Advances are outstanding, which fee shall be payable quarterly in arrears.

          (h) Mandatory Payments. In the event that Lender shall notify Borrower that the current Revolving Credit Loan balance exceeds the Commitment, Borrower shall immediately repay the Revolving Credit Loan by the amount of such excess.

          (i) Permissive Prepayments. Borrower may, at any time and from time to time, pay or prepay the Revolving Credit Loan, in whole or in part, without payment of any premium or penalty.

          (j) Use of Proceeds. The proceeds of the Revolving Credit Loan shall be used by Borrower for working capital requirements.

     2. Security. As security for the Loan, Borrower shall at Closing execute and deliver to Lender the Security Agreement, granting to Lender a lien and security interest on, in and to all of the assets described on Exhibit "D" which is attached hereto and made a part hereof, now owned or hereafter acquired, and the proceeds and products thereof ("Collateral") free of all claims, liens and encumbrances except for claims, liens and encumbrances, if any, listed on Exhibit "D," except for liens and encumbrances in favor of Lender, and except for Permitted Liens (as defined below). Borrower authorizes the filing by Lender, in form and substance satisfactory to Lender, of UCC-1 financing statements describing the Collateral and determined by the Lender to be desirable to perfect the liens and security interests referred to in this paragraph.


Page 2

     As further security for the Loan, Borrower hereby assigns and grants to Lender a security interest in and to all property of Borrower which is or may hereafter be in Lender's possession (by deposit, assignment, purchase or otherwise) in any capacity including but not limited to all monies owed or to be owed by Lender to Borrower, deposits (whether or not Lender has possession of any certificate of deposit or other indicia of ownership), and stocks, bonds or other securities held in any securities trading account, custodial account or otherwise; and with respect to all such property, Lender shall have the same rights as it has to any Collateral.

     As further security for the Loan, Borrower shall at Closing execute and deliver to Lender the Negative Pledge Agreement, whereby Borrower will covenant and agree that no claims, liens or encumbrances of any kind shall be placed upon vessels owned by the Borrower.

     The release of any Coins from Lender's security interest in connection with sales of Coins by Borrower in the ordinary course of its business shall be governed by and made in accordance with the terms and conditions of the Security Agreement.

     3. Representations and Warranties of Borrower. In order to induce Lender to make the Loan, Borrower makes the following representations and warranties:

          (a) Corporate Status. Borrower (i) is duly incorporated, validly existing and in good standing under the laws of the State of Nevada; (ii) has qualified as a foreign corporation to transact business and is in good standing in Florida; (iii) has qualified as a foreign corporation to transact business and is in good standing in every other jurisdiction in which any Collateral is located or the nature of its business or properties makes such qualification necessary or Borrower owns or leases material properties or conducts material business; (iv) has the requisite corporate power and authority to own, pledge and operate its properties, to lease the properties it operates under lease and to conduct its business as it is now being conducted; and (v) is in compliance in all material respects with its articles of incorporation and bylaws.

          (b) Authorization; No Default. The execution, delivery and performance by Borrower of this Agreement and each Loan Document to which it is or will become a party (i) has been duly authorized on behalf of Borrower by all necessary corporate action; (ii) does not contravene any law, statute, rule or regulation or any judgment, decree or order of any court or governmental agency by which Borrower is bound, or Borrower's articles of incorporation, bylaws, or any preference stock provisions; (iii) shall not result in or constitute a default under any agreement, contract, indenture, mortgage, deed of trust, security agreement or other instrument to which Borrower is a party or by which Borrower or any of its property, including any Collateral, is bound; and (iv) shall not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrances upon any assets or property of Borrower or upon any Collateral.

          (c) Validity. When executed and delivered by the parties hereto and thereto, this Agreement and the Loan Documents shall be valid and binding obligations of Borrower, and shall be enforceable against Borrower in

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accordance with their terms, except as enforceability may be limited by equitable principles or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (d) Financial Statements. Borrower has delivered or otherwise made available to Lender: (i) an audited consolidated balance sheet of Borrower and its Subsidiaries as of December 31, 2005, and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal year then ended, including in each case the notes thereto, and (ii) the unaudited consolidated balance sheets of Borrower and its Subsidiaries as of May 31, August 31, and November 30, 2005, and the related unaudited statements of operations and cash flows for the three-, six- and nine-months, respectively, then ended, including in each case the notes thereto. Such financial statements (x) fairly present, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries as of the dates thereof and the results of Borrower's and its Subsidiaries' consolidated operations for the periods covered thereby and (y) have been prepared in accordance with GAAP, consistently applied in the various statements throughout the periods involved, except as otherwise expressly stated therein, and show all known material liabilities of Borrower and its Subsidiaries, including contingent liabilities, long term leases and unusual commitments as of the dates thereof. Since the date of the balance sheet included in the most recent financial statements, there has been no adverse material change in the consolidated financial condition of Borrower. All other information submitted by Borrower in support of the application for the Loan is true and correct in all material respects as of the date of this Agreement, except to the extent that such information expressly relates to an earlier date, and no material adverse change has occurred.

          (e) Property and Assets. Borrower has good and marketable title to all of Borrower's properties reflected in its balance sheets and financial statements (except such as have been disposed of in the ordinary course of business since the date of such balance sheets or financial statements), including without limitation the Collateral described on Exhibit "D," and such properties are free and clear of all liens, charges and encumbrances, except for liens for taxes and assessments not yet due and except such liens, charges and encumbrances, if any, on properties acquired subsequent to such balance sheets or financing statements and disclosed to Lender. It is acknowledged by Borrower that the only liens, encumbrances and charges permitted under this Agreement with respect to the Collateral are the Permitted Liens, as defined in Section 5(a).

          (f) Coins. All of the Collateral consisting of Coins, as described in Exhibit D (the "Coins"), was recovered by the Borrower from the coordinates described in the Judgment entered by the United States District Court for the Middle District of Florida on March 24, 2004, in the case styled Odyssey Marine Explorations, Inc. v. The Unidentified Shipwrecked Vessel or Vessels, et al., Case No. 8:03-CV-1668-T-24TBM (the "Case"). The coordinates described in the Case are not within any state or national boundaries. No persons other than Atlantic Mutual Insurance Company and the United States Government have provided notice to Borrower of any claims to

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any interest in or to the Coins.  Borrower has not assigned, conveyed or otherwise transferred any of its rights to the Collateral to any Person, except pursuant to this Agreement and the Collateral Control Agreement.

          (g) Loss. No substantial loss, damage, destruction or taking of any of the real or personal property of Borrower or of the real or personal property leased by Borrower has occurred which has not been fully restored or replaced or which is not fully covered by insurance, less applicable deductibles, and neither such property nor the business of Borrower has been adversely affected in any substantial way as the result of any theft, accident, strike, lockout, embargo, riot, war, or act of God, or the public enemy.

          (h) Litigation. There are no investigations, actions, suits, or proceedings by any federal, state or local government body, agency or authority, or by any person, pending, or to the knowledge of Borrower, threatened against Borrower or its Subsidiaries, or other proceedings to which Borrower or its Subsidiaries are a party (including administrative or arbitration proceedings), (i) which involve the possibility of any judgment or liability not fully covered by insurance or by adequate reserves established by Borrower, (ii) which may result in any material adverse change in the business or condition, financial or otherwise, of Borrower, or in any right, interest or title Borrower has in the Collateral, (iii) which involves any claim of title to the Collateral, or (iv) which, to the knowledge of Borrower, seek to restrain, enjoin, prohibit or obtain damages or other relief with respect to the Borrower's conduct of its Business or the transaction contemplated by this Agreement, including, but not limited to, the denial of any necessary permit, license or certificate.

          (i) Contracts; No Defaults. Borrower is not a party to any contract, agreement, lease or other instrument which would materially and adversely affect the Collateral, Borrower's property, the Business, operations or financial condition or Borrower's ability to perform its obligations under this Agreement or any other Loan Document. Borrower is not in default under any contract, agreement, lease or other instrument to which is a party and which is material to its property, the Business, prospects, operations or financial condition. No event of default or occurrence that, with the giving of notice, the passage of time, or both, would constitute an event of default thereunder has occurred and is continuing.

          (j) Governmental Approvals. Borrower has complied in all material respects with all applicable laws and requirements of governmental authorities including those governing Borrower's conduct of its Business. No authorization or approval or other action by, and no notice to or filing with, any federal, state or local government body, agency or authority is required for the due execution, delivery and performance by Borrower of this Agreement or any other Loan Document.

          (k) Subsidiaries. Borrower has no subsidiaries (including subsidiaries of Borrower and/or one or more subsidiaries) except Odyssey Marine, Inc., a Florida corporation ("Marine"), OVH, Inc., a Nevada corporation ("OVH"), Odyssey Marine Services, Inc., a Nevada corporation ("Marine Services"), Odyssey Retriever, Inc., a Nevada corporation ("Retriever"), and Odyssey Marine Entertainment, Inc., a Nevada corporation

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("Odyssey Entertainment", and together with Marine, OVH, Marine Services, and
Retriever, collectively the "Subsidiaries").

          (l) Securities Laws. No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended. Borrower is not an "investment company" or a company "controlled" by an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

          (m) Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). No proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          (n) Taxes. Borrower has filed all federal, state, local and foreign income tax returns, which to its knowledge, Borrower is required to file, and has paid all taxes as shown on said returns and all assessments received by Borrower to the extent that such taxes have become due.

          (o)  ERISA.

               (i) All pension or welfare benefit plans within the respective meanings of Section 3(2) and 3(1) of ERISA other than multiemployer plans (within the meaning of Section 3(37) of ERISA), to which Borrower is a party or to which Borrower makes any employer contributions with respect to employees, are set forth on Exhibit "E" which is attached hereto and made a part hereof. With regard to the current or prior plan years of each plan referred to in Exhibit "F," all contributions required to meet the employer contribution obligations of Borrower under Section 412 of the Code, Part 3 of Title I(B) of ERISA, the terms of the plan itself, or any applicable collective bargaining agreement, with respect to the elapsed portion of the current and previous plan years, have been duly made, and such plan and its related trust have not incurred any accumulated funding deficiency (within the meaning of Section 412(a) of the Code and Section 302 of ERISA) since the effective date of ERISA.

               (ii) Borrower is not a party to any multiemployer plans (within the meaning of Section 3(37) of ERISA). In addition, Borrower has not incurred any withdrawal liability under Title IV of ERISA (as amended by the Multiemployer Pension Plan Amendments Act of 1980) with respect to any multiemployer plan.

               (iii) Neither Borrower nor any Subsidiary or affiliate of Borrower has engaged in any "prohibited transactions" within the meaning of
Section 4975 of the Code or Section 406 of ERISA, which could subject Borrower or such subsidiary or affiliate, or any other party, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. The execution, delivery and performance of this Agreement and the other instruments, documents and agreements contemplated hereby, and the making of the borrowing contemplated hereby by Borrower will not constitute such a

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"prohibited transaction" (assuming that the funds used by Lender to make the
Loan are disbursed from Lender's general funds and not from any separate fiduciary or other account maintained by Lender).

               (iv) No reportable event (as such term is defined in Title IV of ERISA) has occurred with respect to, nor has there been terminated, any plans subject to Title IV of ERISA and maintained for any employees of Borrower or any member of any "controlled group of corporations" (as such term is defined in Section 1563 of the Code) of which Borrower is a member.

               (v) Borrower has paid all premiums due to the PBGC with respect to each plan identified in Exhibit "F" and no premium, late payment charge, premium penalty or interest thereon is due. The PBGC has made no demand on Borrower for payment of any liability, including interest, arising under Title IV(D) of ERISA, and no lien exists in favor of the PBGC upon any real or personal property or rights to such property belonging to.

          (p)  Environmental Matters.

               (i) Borrower and all of its Subsidiaries, if any, are in compliance in all material respects with all provisions of the Environmental Laws, and with any rules, regulations, and administrative orders of any governmental agency, and with any judgments, decrees or orders of any court of competent jurisdiction with respect thereto.

               (ii) None of Borrower or its Subsidiaries, if any, has received from any governmental agency any written assessment, notice of (primary or secondary) liability or notice of financial responsibility, or any notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Wastes, nor has any of Borrower or its Subsidiaries, if any, received written notification from any governmental agency that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

               (iii) To the knowledge of Borrower, no part of the real property leased by Borrower in its business or any building, structure or facility located thereon or improvement thereto contains or contained asbestos or polychlorinated biphenyls (PCBs); have or have had asbestos containing materials or electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; is or has been used for the handling, processing, storage or disposal of Hazardous Wastes; or contain or contained above ground or underground storage tanks or other storage facilities for Hazardous Wastes.

               (iv) Borrower has paid any environmental excise taxes imposed pursuant to Sections 4611, 4661, or 4681 of the Code.

          (q) Minimum Wages; Overtime. Borrower is in compliance in all material respects with all provisions of the Fair Labor Standards Act, as amended, and regulations promulgated thereunder.

          (r) Employee Wage Withholding. Borrower has paid or made provision for the payment of all applicable federal, state and local employees' income, social security and unemployment taxes.

     4. Affirmative Covenants of Borrower. Borrower covenants and agrees that, from the date hereof until the Loan is paid in full, Borrower shall:

          (a)  Reporting Requirements.  Furnish to Lender:

               (i) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three (3) quarterly periods of each fiscal year of Borrower, unaudited consolidated financial statements of Borrower and its Subsidiaries, including balance sheets and the related statements of operations and cash flows, for such quarterly period and for Borrower's fiscal year-to-date, with the corresponding figures for Borrower's previous fiscal year. These financial statements shall be prepared in accordance with GAAP, consistently applied.

               (ii) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of Borrower, audited consolidated financial statements of Borrower and any Subsidiaries, including balance sheets and the related statement of operations, changes in stockholders' equity and cash flow, together with the report thereon of Borrower's independent certified public accountants, for such fiscal year, with the corresponding figures for Borrower's previous fiscal year. These financial statements shall be prepared in accordance with GAAP, consistently applied, and such report shall state that such financial statements fairly present, in all material respects, the consolidated financial position of Borrower and the results of its operations and the changes in its financial position for the year then ended.

               (iii) concurrently with the delivery of the financial statements described in this Section 4(a), Borrower shall deliver a certificate addressed to Lender and signed by its president (or chief executive officer) and treasurer (or chief financial officer) (i) certifying that no Event of Default and no Default which, with the giving of notice, the passage of time, or both, would constitute an Event of Default has occurred and is continuing, or (ii) describing the nature and duration of any such Event of Default and the steps that Borrower is taking to remedy such Default.

               (iv) deliver to Lender such other audited and unaudited financial statements, profit and loss statements, and other accounting data, including but not limited to supporting documentation for financial statements provided Lender under other clauses of this Section 4(a), as may be reasonably requested by Lender from time to time concerning Borrower and any Subsidiaries.

               (v) deliver to Lender promptly upon receipt any "Management Letter" received from Borrower's independent certified public accountant, together with any comments made by Borrower in respect thereto, if the letter addresses matters which adversely affect the financial condition of Borrower or matters which constitute an Event of Default or any Default which, with the giving of notice, the passage of time, or both, would become an Event of Default.

               (vi) deliver to Lender any annual, quarterly or other reports to Borrower's stockholders and filings with any federal, state or local governmental agency, body or authority which regulates Borrower's business, except for filings with the Securities and Exchange Commission which are in the public domain.

          (b) Inspection. Permit any person designated by Lender to visit and inspect Collateral, and the business premises and books and records of Borrower and discuss Borrower's affairs and finances with Borrower at reasonable times (and in a manner that will not unreasonably interfere with normal business operations) and as often as Lender may reasonably request.

          (c) Books and Records. Maintain its books of accounts in accordance with sound business practices.

          (d) Service of Process. Deliver to Lender, within ten (10) days after the service of process or equivalent notice, written notice of any litigation, arbitration proceeding or government investigation where the amount involved would reasonably be expected to exceed $100,000.00, concerning title to the Coins or the conduct of Borrower's Business, or may, if determined adversely to the Borrower, have a material adverse effect upon the Borrower or its property or the Business.

          (e) Bank Accounts. Maintain its principal bank accounts with Lender.

          (f) Maintenance of Property. Maintain its properties in good condition, subject to normal wear and tear, and make all necessary replacements, additions and improvements thereto.

          (g) Insurance. Maintain and provide Lender with evidence of insurance in such amounts and against such liabilities and hazards as required by the Security Agreement to be executed in connection with the Loan, and, together with each delivery of annual financial statements, and more frequently upon request, shall deliver a certificate signed by Borrower specifying the details of such insurance then in effect.

          (h) Taxes and Obligations. Pay and discharge or cause to be paid and discharged, all taxes, assessments, levies, fees, and charges and all other governmental charges, general and special, ordinary and extraordinary, whether or not within the contemplation of the parties hereto, which are at any time levied upon or assessed against Borrower or its property or any part thereof, whether or not the failure to pay such tax, assessment, levy, fee, or charge might result in the creation of a lien upon such properties or any part thereof, when the same shall become due and payable, except for such items the validity of which is being contested in good faith by appropriate proceedings; and all income, excess profits, excise, sales, gross receipts, and other taxes, duties or imposts, whether of a like or different nature, assessed, levied or imposed by governmental authority on Borrower or

Borrower's properties or any part thereof when the same shall become due and payable, except for such items the validity of which is being contested in good faith by appropriate proceedings.

          (i) Corporate Status. Maintain its existence as a corporation in good standing under the laws of Nevada and qualified to transact business as a foreign corporation in Florida.

          (j) Maintenance of Rights. Do or cause to be done all things necessary to preserve and to keep in full force and effect its rights and privileges of a public or private nature, its franchises, trade names, trademarks, service marks and patents and its permits which are material and necessary for the continuance of its Business, and continue to engage principally in the Business currently operated by Borrower.

          (k) Net Worth. Maintain a minimum stockholders' equity of not less than $20,000,000.00 for the first year. During each successive year the minimum stockholders' equity required will increase annually in an amount equal to fifty percent (50%) of the Borrower's after-tax net income. The minimum stockholders' equity of $20,000,000.00 will be tested quarterly upon the Lender's receipt of the Borrower's 10-Q filed with the S.E.C., and the potential increase will be tested annually upon the Lender's receipt of the Borrower's 10-K filed with the S.E.C.

          (l) Ordinary Course of Business. Sell its inventory and collect its accounts only in the ordinary course of business and, without the prior written consent of Lender, shall not sell or lease Collateral which does not constitute inventory, or pledge, transfer, assign, deliver, donate, gift or otherwise dispose of any Collateral or any interest therein.

          (m) Lock Box Account. Deposit with Lender all moneys, checks, notes, drafts, wire transfers, other payment media or other property (including goods acquired through barter, swap or exchange) representing the proceeds of any Collateral which comes into the possession or control of Borrower immediately in the exact form received in a special account. Borrower grants Lender a security interest in such account to secure all of Borrower's liabilities and, unless otherwise authorized by Lender, Lender alone shall have power of withdrawal.

          (n) Draw Request. Provide to Lender, at the time of each borrowing a Draw Request.

          (o) Segregation of Collateral. Keep Collateral separate and distinct from other property of Borrower and third parties pursuant to a custodial agreement with a custodian (the "Custodian") acceptable to the Lender in its reasonable discretion.

          (p) Defaults by Custodian. Notify Lender immediately of any default by Custodian known to Borrower in the performance of Custodian's obligations with respect to any Collateral.

          (q) Merchantable Inventory. Maintain as security for the Loan, deposited with Numismatic Guaranty Corporation of American pursuant to the Collateral Control Agreement, a minimum of 15,000 silver coins recovered from the shipwreck known as the "SS Republic", which have been cleaned, conserved, graded and valued by an appraiser acceptable to Lender, which have a current estimated value of approximately $9,750,000.00, all of which silver coins shall not be encumbered by the security interest, chattel mortgage or lien of any person other than Lender.

          (r) Compliance With Laws. Comply in all material respects with all applicable existing and future federal, state and local statutes, laws and ordinances applicable to Borrower's Business and to the Collateral, any rules, regulations or orders of any governmental body, agency or authority promulgated thereunder, and any orders or judgments of any court of competent jurisdiction, including, but not limited to, such statutes, laws, ordinances, rules, regulations or orders relating to land use, building, zoning, occupational health and safety, employee pension and benefit plans, employee wage withholding, the environment and Hazardous Wastes and the preservation and protection of sites and artifacts of historical significance.

          (s) Financing Statements, Etc. Authorize the Lender to record and file, at the Borrower's cost and expense, such financing statements describing the Collateral as Lender may reasonably determine to be desirable in connection with this Agreement, the Loan and the Collateral, execute and deliver such further documents and agreements as Lender may reasonably request in connection with this Agreement, the Loan and the Collateral, and defend any action, proceeding or claim affecting the Collateral.

          (t) Filing Fees; Taxes. Pay and discharge when due any and all additional documentary stamp taxes or intangible taxes, levies or other charges in connection with the Loan and the promissory note(s) executed in connection herewith, together with all modifications, renewals and advances heretofore or hereafter made, together with any interest or penalty incident thereto, and Borrower agrees to indemnify and save harmless Lender from and against all loss, cost, expense and attorneys' fees (as defined herein) that may be incurred by Lender in connection with any such assessment, tax, levy or other charge, or any interest or penalty resulting therefrom which may be incurred by Lender in connection therewith.

          (u) Management. Maintain in office and with his current responsibilities Mike V. Barton (President and CEO), and advise Lender promptly and in writing of any change in the composition of Borrower's Board of Directors or any change in the employment status or office of any of the executive officers of Borrower, other than routine changes in compensation made in the ordinary course of business.

          (v) Minimum Wages; Overtime. Pay employees wages and overtime in compliance with the Fair Labor Standards Act, as amended, and regulations promulgated thereunder.

          (w) Employee Wage Withholding. Pay or make provision to pay all applicable federal, state and local employees' income, social security and unemployment taxes.

          (x) Additional Collateral. Take any and all action, and cause each of the respective Subsidiaries to take any and all action, as may be reasonably requested by Lender to further grant and perfect, in favor of

Lender as collateral for the Loan, a first lien security interest in and to any leasehold interests and improvements or other structures to be located in any museums or other locations where the Coins will be displayed, and to fully protect Lender's interest in the Collateral

     5. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof until the Loan is paid in full, Borrower shall not:

          (a) Liens. Without first having obtained the written consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed, mortgage, pledge, grant or permit to exist, any lien, security interest or encumbrance upon any of Borrower's assets (or the assets of any Subsidiary) of any kind, real or personal, tangible or intangible, used in the Business, whether now owned or hereafter acquired, including any lease or purchase money security interests or any other "off balance sheet" indebtedness, except for the following ("Permitted Liens"): (i) liens for taxes, assessments and similar charges which are not delinquent or are being contested in good faith, and as to which Borrower shall have set aside on its books adequate reserves; (ii) non consensual liens imposed by law, such as landlord's, mechanic's, carrier's, warehousemen's, materialmen's and vendor's liens, incurred in good faith in the ordinary course of business; (iii) liens incurred or pledges and deposits in connection with workmen's compensation, unemployment insurance, old age pensions and other social security benefits or securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as and incident to, and in the ordinary course of business; (iv) any such permitted encumbrances existing as of the date hereof; and (v) the lease by Borrower of equipment under operating and capital lease for which total payments shall not, in the aggregate, exceed $1,000,000.00 per year. Lender's consent to any further encumbrance under this Section 5(a) shall be deemed to be reasonably withheld if (x) such further encumbrance is to attach to the Collateral, or (ii) a default or Event of Default has occurred and is continuing.

          (b) Defaults Under Other Agreements. Commit or fail to commit any act which constitutes an event of default under the terms of any other agreement, contract, indenture, mortgage, deed of trust, security agreement or other instrument executed or to be executed by it, except those defaults that are being contested in good faith and would not, if settled unfavorably, materially and adversely affect Borrower's consolidated financial condition.

          (c) Dividends. Declare any cash dividend on any class of its stock, make any other distribution on account of any class of its stock or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock, in any fiscal year of Borrower except to the extent such dividend or other distribution described herein shall be less than 20% of Borrower's net income after taxes for the fiscal year in which such dividend or similar distribution is made.

          (d) Investment Securities. Purchase any stock, securities, or evidence of investment or acquire any interest in any other person or corporation, except direct obligations of the United States government or its agencies, or engage in any speculative transactions involving commodity options or futures contracts.

          (e) Change of Name or Business; Merger. Change its name; merge into, consolidate with, or sell or transfer all or substantially all of its assets to any other person; otherwise change its structure or identity; or materially change the nature of its business or that of any Subsidiary as now conducted; or enter any new business.

          (f) Loans to Third Parties. Loan or otherwise advance any sum to any person, except for normal trade credit on the sale of inventory in the normal course of business and except for expense advances to employees of Borrower in the normal course of business.

          (g) Guaranty Debts of Others. Guaranty or otherwise in any manner become responsible for the obligations of any other person or corporation, directly or indirectly, whether by agreement to purchase the indebtedness of any other person or corporation or otherwise, except by endorsements of negotiable instruments for collection in the ordinary course of business.

          (h) Other Borrowings. Borrow any sum of money or incur any other indebtedness in excess of $1,000,000.00, except for Advances under the Revolving Credit Loan and normal trade credit on open accounts, without the prior written consent of Lender.

          (i) Notes, Accounts Receivable. Sell, assign, transfer, discount or otherwise dispose of notes, accounts receivable, instruments, chattel paper or other rights to receive payment, with or without recourse, except for the purpose of collection in the ordinary course of business.

          (j) Disposition of Assets. Sell, lease, transfer or otherwise dispose of any of its assets, except inventory in the normal course of business, unless it shall substitute assets having equal or greater value or utility, which substituted assets, if they are Collateral, shall be subject to a first, perfected security interest in favor of Lender and shall be free of all other liens and encumbrances.

          (k) Sale-Leaseback Transactions. Enter into any sale and leaseback agreement with respect to any of its fixed assets.

          (l) Sale of Stock in Subsidiaries. Sell or otherwise dispose of any shares of the stock or securities exchangeable for or convertible into shares of the stock (or options or warrants to acquire any stock or securities exchangeable for or convertible into such stock) of any Subsidiary or permit any of its Subsidiaries to issue, sell or otherwise dispose of any shares of such Subsidiary's stock, securities exchangeable for or convertible into shares of such Subsidiary's stock, or options or warrants to purchase any of the foregoing.

          (m) Leases. Lease or commit to lease real or personal property under operating or capital leases having unpaid lease payments, the cost of which to Borrower, in the aggregate, would exceed $1,000,000.00 per year.

          (n) Accounting Practices. Change its accounting methods or practices, its depreciation or amortization policy or rates or its fiscal year end from that in existence as of the date hereof, except as required to comply with law or with GAAP.

          (o) Amend Articles of Incorporation. Amend its articles of incorporation except as required to comply with law.

          (p) Management. Change its management structure without providing the Lender with prior written notification.

          (q) Affiliate Transactions. Directly or indirectly, purchase, acquire or lease any property or asset to (i) any director or officer, or
(ii) any business entity, corporation, partnership or association in which directors or officers have a controlling interest, except upon terms and conditions not less favorable to such person than if no such relationship existed.

     6. Conditions Precedent to First Advance under Revolving Credit Loan. Lender shall have no obligation to make any Advances to Borrower under the Revolving Credit Loan until Lender has received the items listed below and/or the events described below have occurred, as the case may be:

          (a)  Loan Documents.  The following documents duly executed:

               (i)  this Agreement;

               (ii)  the Revolving Credit Note of Borrower;

               (iii)  the Security Agreement of Borrower;

               (iv)  the Negative Pledge Agreement of Borrower;

               (v) the Amended and Restated Unlimited Continuing Guaranty Agreement of the Subsidiaries in the form of Exhibit "G" (the "Subsidiary Guaranty"); and

               (vi) the Collateral Control Agreement among Lender, Borrower and Numismatic Guaranty Corporation of America.

          (b) Financial Statements. Current financial statements of Borrower, in form and substance satisfactory to Lender and certified as provided in Section 3(d) hereof.

          (c) Insurance Policies. Original, duplicate original or copy of original which has been certified as true and complete of insurance policy or policies evidencing (i) comprehensive, all risk hazard insurance coverage for the full insurable value of the Collateral; (ii) public liability coverage in amounts as may be required by or acceptable to Lender; (iii) Workers' Compensation, if required by law; and (iv) flood insurance, if required by Lender. All insurance coverage shall be written through a company or companies reasonably satisfactory to Lender, shall insure against such risks as may be specified by Lender, including specifically any loss from any act or neglect of Borrower, and such policy or policies shall incorporate a New

York standard mortgagee clause or other loss payee clause in form and substance satisfactory to Lender evidencing that Lender is a loss payee thereunder to the extent of its interest and providing that such policy or policies shall not be canceled or modified without thirty (30) days' prior written notice to Lender.

          (d) Borrowing Resolutions. A copy of the resolution of the Board of Directors of Borrower certified by Borrower's duly elected or acting corporate secretary authorizing the execution of this Agreement and other Loan Documents and authorizing specific officers to execute and deliver this Agreement and the other Loan Documents.

          (e) Certificate of Incumbency. A certificate of incumbency showing the present officers of Borrower and specimen signatures of said officers.

          (f) Certificate of Good Standing; Articles of Incorporation; Bylaws. A copy of the articles of incorporation and all amendments thereto together with a certificate of good standing for Borrower certified by the Secretary of State of the State of Nevada; a certificate of qualification as a foreign corporation and good standing for Borrower certified by the Secretary of State of the State of Florida; and a copy of the Bylaws of Borrower certified by its duly elected or acting corporate secretary.

          (g) UCC and Judgment Search. A UCC search from the Nevada Secretary of State and the Florida Secured Transactions Registry and Clerk of Circuit Court of the county or counties in which Borrower has a place of business, showing that the personal property of Borrower is free and clear of all encumbrances, except security interests in favor of Lender or Permitted Liens.

          (h)  [INTENTIONALLY OMITTED].

          (i) Schedule of Collateral. A list in form and substance reasonably satisfactory to Lender of all Collateral, setting forth Appraised Value.

          (j) Other Conditions. Any other documents, or conditions, described in the Commitment Letter.

     7. Conditions to Revolving Credit Advances. On the date of the first and each subsequent Advance, Borrower shall deliver to Lender a Draw Request stating the amount of the requested Advance and such other information as Lender shall require, and the following statements shall be true:

          (a) Representations and Warranties. All of the representations and warranties set forth in Section 3 of this Agreement or in any other Loan Documents shall be correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

          (b) No Default. Borrower shall have observed and performed in all material respects all of the terms, conditions and agreements set forth herein or in any other Loan Documents on its part to be observed or performed and no Event of Default and no Default that, with the giving of notice, passage of time, or both shall constitute an Event of Default shall have occurred and be continuing.

          (c) Financial Statements. All financial statements, information and other data furnished by Borrower to Lender are, in all material respects, accurate and correct; the financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries; no material adverse changes have occurred since the date of said statements; and no material liabilities, contingent or otherwise, not shown on said financial statements, exist.

          (d) Liens. No liens, security interests or encumbrances shall have been filed or recorded against any Collateral, other than liens in favor of Lender and Permitted Liens, and Borrower has no notice of any intention by any person to file or record any such liens, security interests or encumbrances against any Collateral.

          (e) Litigation. There are no actions, suits, proceedings, or claims pending or threatened against or affecting Borrower or any Collateral or the Borrower's conduct of the Business of the types described in Section 3(h).

     8. Default. The happening of one or more of the following events (an "Event of Default") shall constitute a default of this Loan:

          (a) Non-Payment. Nonpayment when due, whether at maturity, on demand, after acceleration or otherwise, of any payment of principal or interest.

          (b) Non-Performance. Failure by Borrower to perform any agreement, covenant or obligation under this Agreement or any other Loan Document which is not cured within thirty (30) days following written notice from the Lender.

          (c) Other Defaults. Occurrence of an event of default under any other Loan Document now or hereafter evidencing or securing payment of the Loan which is not cured within thirty (30) days following written notice from the Lender.

          (d) Misrepresentation. Material falsity of any representation or warranty made by Borrower in this Agreement or any other Loan Document or in any certificate, statement, representation, warranty, report, audit or other writing furnished at any time to Lender by or on behalf of Borrower in connection with or pursuant to this Agreement or otherwise, or omission of any material fact necessary in order to make the statements made in any of the foregoing, in light of the circumstances under which they were made, not misleading.

          (e) Material Adverse Change. The occurrence of a material adverse change in the consolidated financial condition of Borrower.

          (f) Loss of Collateral. The material loss or destruction of or injury to any Collateral securing payment of the Loan, which loss or destruction is not covered by insurance, or the condemnation or seizure of any Collateral.

          (g) Dissolution. Dissolution, whether by voluntary act, involuntarily, by operation of law or otherwise, of Borrower, and such dissolution is not cured within thirty (30) days of its occurrence.

          (h) Sale of a Majority of Assets. Sale or transfer by Borrower of all or substantially all of its assets.

          (i) Cease Doing Business. If Borrower ceases doing business as a going concern or substantially changes the nature of its business or commences the liquidation of its business or its assets.

          (j) Change in Control. If the Board of Directors of the Borrower is changed such that the directors in office as of the date of this Agreement cease to be a majority of the Board of Directors.

          (k) Default under Other Loans. Failure by Borrower or any Subsidiaries to make any payment of principal or interest, when due, on any other obligation to pay money to Lender or to any other person, other than amounts being contested in good faith by appropriate proceedings, or default by Borrower or any Subsidiaries in the performance of any terms and conditions of any agreement under which such obligation was created if the effect of such failure to pay or of such default is to permit the holder(s) to accelerate the stated maturity of such obligation.

          (l) Voluntary Bankruptcy. Filing by Borrower or any Subsidiaries of a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consenting to the filing of any petition against it under any such law, or taking any corporate action to authorize such action.

          (m) Involuntary Bankruptcy. Filing of a petition against Borrower or any Subsidiaries under any bankruptcy, reorganization, insolvency, arrangement, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, which petition is not dismissed within sixty (60) days after such filing.

          (n) Adjudication of Bankruptcy. Adjudication of Borrower or any Subsidiaries as bankrupt or insolvent.

          (o) General Assignment. Making a general assignment by Borrower or any Subsidiaries for the benefit of its creditors or admitting in writing of its inability to pay its debts generally as they become due or taking any corporate action to authorize such action.

          (p) Judgments Not Satisfied. Entry of a final judgment for the payment of money against Borrower or any Subsidiaries in an amount in excess of $250,000, which judgment is outstanding for more than ninety (90) days from the date of entry or lifting of any stay unless such judgment is discharged.

          (q) Receiverships. Appointment of a receiver, liquidator or trustee of Borrower or any Subsidiaries, or of any material portion of their property, or of any Collateral, by court order, which order remains in effect for more than ninety (90) days; or any Collateral or material portion of the properties of Borrower or any Subsidiaries is attached or sequestered by court order, which order remains in effect for more than ninety (90) days.

          (r) ERISA. If any fact or circumstance occurs (which occurrence shall have been continuing for fifteen (15) days) which Lender determines in good faith constitutes any one of the following:

               (i) grounds for the termination of any employee benefit plan or other plan maintained for employees of Borrower and covered by Title IV; or

               (ii) the appointment of a trustee by the appropriate United States District Court to administer any such plan; or

               (iii) the termination of any such plan within the meaning of such Title IV other than a "standard termination" within the meaning of
Section 4041(b) of ERISA; or

               (iv) the institution of proceedings by the PBGC to terminate any such plan or to appoint a trustee to administer any such plan; or

               (v) a material outstanding liability of Borrower which has resulted from the prior occurrence of any of the events enumerated in clauses
(i) through (iv) above.

          (s) Insecurity. If any condition or situation occurs, which, in the sole determination of Lender, constitutes a danger or impairment to the security and/or repayment of the Loan, and such condition or situation is not remedied within thirty (30) days after written notice to Borrower to remedy such condition or situation.

     9.   Remedies for Default.

          (a) Termination of Advances. Upon the occurrence of any Event of Default or Default that, with the giving of notice, passage of time, or both, shall constitute an Event of Default, Lender may, without notice, terminate this facility with respect to further Advances under the Revolving Credit Loan, in which event Lender shall have no further obligation to make Advances as long as said Event of Default or Default shall continue.

          (b) Acceleration and Setoff. Upon the occurrence of any Event of Default, Lender may, by written notice, declare the entire principal and all interest on the Loan and all other indebtedness of Borrower to Lender, whether Borrower's liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several, or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable and the Loan and all such indebtedness thereupon shall be and become immediately due and payable, and Lender may proceed to collect the same by foreclosure, at law, or as otherwise provided in the instruments, documents and/or agreements signed by Borrower; provided, however, that in the event that the Loan or any other such indebtedness is payable on demand, Borrower expressly waives the foregoing requirement for written notice. In addition, without limiting any other right of Lender, whenever Lender has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), Lender may set off against the indebtedness without notice any amounts then owed to Borrower by Lender in any capacity, whether due or not due, including without limitation deposits, stocks, bonds and other securities and other assets held in any custodial accounts, and Lender shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

          (c) Cumulative Remedies. All rights, remedies or recourses of Lender under this Agreement, the Note or any other Loan Documents, under the Uniform Commercial Code or other law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefor shall arise. No act of commission or omission by Lender, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude Lender from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourses shall be effective against Lender unless in writing and manually signed by an authorized officer on Lender's behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

    10.  Definitions.

          (a) Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Advance" shall mean any disbursement of funds by Lender to or for the account of Borrower under the Revolving Credit Loan pursuant to Borrower's request as provided herein.

          "Agreement" shall mean this Amended and Restated Revolving Credit Agreement, as the same may be further amended, supplemented or modified, in writing, from the time to time.

          "Appraised Value" shall mean the appraised value of the Coins as set forth on Exhibit "D."

          "Available Commitment" at a particular time, shall mean an amount equal to the difference between (a) the amount of the Commitment at such time, and (b) the aggregate unpaid principal amount of the Revolving Credit Loan outstanding at such time under the Commitment.

          "Borrower" shall mean Odyssey Marine Exploration, Inc., a Nevada corporation and any successor or assign thereof.

          "Business" shall mean Borrower's operations of locating shipwrecks, recovering coins and other artifacts and selling coins and other artifacts recovered from such shipwrecks.

          "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized or required by law to close.

          "Closing" shall occur on February ___, 2006, at 2:00 P.M. at the offices of Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, or such other place as the parties hereto may agree.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Coins" shall mean the coins recovered by Borrower from the shipwreck known as "SS Republic," as specifically listed on Exhibit "D."

          "Collateral" shall have the meaning ascribed thereto in Section 2 hereof.

          "Collateral Control Agreement" shall mean the Amended and Restated Collateral Control Agreement in the form attached hereto as Exhibit "E."

          "Commitment" shall mean the maximum amount of the Revolving Credit Loan that Lender is obligated to make to Borrower pursuant to Section 1(a) hereof.

          "Commitment Fee" shall mean that fee defined in Section 1(h) hereof.

          "Commitment Period" shall mean the period from and including the date of this Agreement to but not including the Termination Date, or such earlier date as the Commitment shall terminate as provided herein.

          "Consolidated Subsidiaries" shall mean, at any date, all Subsidiaries of Borrower, the accounts of which have been, or which, in accordance with GAAP, should be, consolidated with the accounts of Borrower.

          "Contingent Liabilities" shall mean operating leases of, and any third party indebtedness guarantied by, Borrower and its Consolidated Subsidiaries.

          "Credit" shall mean any payment, prepayment or repayment to Lender by or on behalf of Borrower under the Revolving Credit Loan as provided herein.

          "Custodian" shall mean Numismatic Guaranty Corporation of America, or any successor or substitute custodian approved in writing by the Lender.

          "Default" shall mean any of the events specified in Section 8 herein, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Environmental Laws" shall mean any of the Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund Act"), the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, or any similar laws imposing liability on any person for the generation, storage, impoundment and disposal, discharge, treatment, release, seepage, emission, transportation or destruction of any Hazardous Waste or of any garbage, sewage, effluent, smoke, dust or any other form of pollution (whether or not denominated as a Hazardous Waste), as the same may be amended from time to time, and any rules, regulations, or administrative orders thereunder and any state statutes, laws, rules, regulations, or administrative orders addressing the same or similar subjects as the foregoing federal laws.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" shall mean any of the events specified in
Section 8 herein, provided that any requirement for the giving notice, the lapse of time, or both, or any other condition, has been satisfied.

          "GAAP" shall mean generally accepted accounting principles, consistently applied.

          "Hazardous Waste" shall mean any hazardous, toxic or radioactive substance, materials or products as defined under any Environmental Laws, including, but not limited to, petroleum products, ammonia, chlorine, derivatives of petroleum products, ammonia or chlorine, pesticides, asbestos and asbestos containing materials, and polychlorinated biphenyls (PCBs).

          "Lender" shall mean MERCANTILE BANK, and its successors and assigns.

          "Loan" shall mean the sum of the aggregate principal amount of all outstanding Advances under the Revolving Credit Loan on any given date, which Revolving Credit Loan shall be deemed to be a single obligation of Borrower, secured by all Collateral.

          "Loan Document" shall mean any of this Agreement, the Revolving Credit Note, the Security Agreement, the Negative Pledge Agreement, the Collateral Control Agreement, any UCC Financing Statements, and any other agreements, documents or instruments relating to the Loan, whether executed prior to, at or after the Closing hereof, as the same may be amended, supplemented or modified, in writing, from time to time; and "Loan Documents" shall mean any and all of the foregoing.

          "Negative Pledge Agreement" shall mean the Amended and Restated Negative Pledge Agreement in the form attached hereto as Exhibit "H."

          "Note" shall mean the Revolving Credit Note.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency of the federal government.

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

          "Security Agreement" shall mean the Amended and Restated Security Agreement in the form attached hereto as Exhibit "C."

          "Revolving Credit Loan" shall mean the aggregate principal amount of all Advances under Section 1 of this Agreement which are outstanding on any date.

          "Revolving Credit Note" shall be as defined in Section 1(b) hereof.

          "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by Borrower or by one or more Subsidiaries; or by Borrower and one or more of its Subsidiaries.

          "Termination Date" shall mean June 24, 2005. If such day is not a Business Day, the preceding Business Day shall be the Termination Date.

          (b) Other Definitional Provisions. All terms defined in or incorporated into this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires. Each accounting term used but not defined herein, shall have the meaning given to it under GAAP.

     11.  Miscellaneous.

          (a) Complete Agreement; Conflict Between Loan Documents. This Agreement, the Note, the Commitment Letter, if any, and any other Loan Documents executed in connection with this transaction or pursuant to this Agreement or said Commitment Letter constitute the complete agreement between the parties hereto with respect to the Loan, and shall be read together, and the provisions of each shall be deemed supplemental and not in conflict with each other; however, in the event a court of competent jurisdiction determines that a direct or unreconcilable conflict exists, the provisions of the Note and Security Agreement shall prevail over the other documents, and this Agreement shall prevail over the Commitment Letter and any other prior written or oral agreements or understandings.

          (b) Amendments. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) Survival of Closing. All representations and warranties contained herein or made in writing by Borrower and Guarantor in connection herewith shall survive the execution and delivery of this Agreement and of any other Loan Documents.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, heirs, and personal representatives. Notwithstanding the foregoing, no part of this Agreement or the obligations hereunder shall be assigned by Borrower without the prior written consent of Lender.

          (e) No Third Party Beneficiaries. This Agreement is a contract between Lender and Borrower for their mutual benefit and no third person shall have any right, claim or interest against either Lender or Borrower by virtue of any provision hereof.

          (f) Construction. This Agreement shall not be construed more strictly against Lender than against Borrower merely by virtue of the fact that this Agreement has been prepared by counsel for Lender, it being acknowledged that Borrower has been represented by counsel in the negotiation and review hereof.

          (g) Florida Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida without regard to the principles of the conflict of laws of Florida.

          (h) Closing Costs and Expenses. Borrower shall pay all costs and expenses of the Loan, including, but not limited to, filing and recording fees, documentary stamps, intangible tax, and Lender's attorney's fees and costs, including any sales or use taxes thereon.

          (i) Paragraph Headings. Paragraph headings are for the purpose of identification only and are not considered as a substantive part of this Agreement.

          (j) Gender; Etc. Whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural, and the plural number include the singular.

          (k) Severability. Each paragraph, provision, sentence and part thereof of this Agreement shall be deemed separate from each other paragraph, provision, sentence or part thereof, and the invalidity or unenforceability for any reason or to any extent, of any such portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or of any other Loan Document, or the application of such paragraph, provision, sentence or part thereof to other persons and circumstances.

          (l) Patent Errors. Borrower hereby authorizes and directs Lender and its agents and employees to correct patent errors and to fill in any blanks in this Agreement and/or in any exhibit, instrument, document or agreement related hereto and to attach hereto or thereto any exhibits which are a part hereof or thereof.

          (m) Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately, constitute a single agreement.

     12. Further Assurances. Borrower agrees that, at any time and from time to time after the execution and delivery of this Agreement, it shall, upon request of Lender, execute and deliver such further instruments and documents, including, but not limited to appraisals and proofs of insurance, and do such further acts and things as Lender may reasonably request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral.

     13. Notices. Notices under this Agreement (and, unless specified otherwise therein, under any instrument, document or other agreements executed in connection herewith) shall be sent, postage prepaid, or otherwise delivered to:

          BORROWER:     Odyssey Marine Exploration, Inc.
                        5215 West Laurel Street
                        Tampa, Florida 33607
                        Attn:  ________________

          LENDER:       Mercantile Bank
                        2307 West Kennedy Boulevard
                        Tampa, FL 33609
                        Attn:  Martin D. Gawel

or such other addresses as are from time to time furnished in writing by a party hereto. Such notices shall be deemed received if sent, postage prepaid, by certified or registered mail, three (3) days after the mailing thereof (unless earlier received) and otherwise such notices shall be deemed received upon actual receipt thereof.

     14. Jurisdiction and Venue. In the event that legal action is instituted to enforce or interpret this Agreement or any Loan Document executed in connection herewith, or to collect the Loan or any other amounts due from Borrower, Borrower, on behalf of itself and its assigns and successors, consents to and by execution of this Agreement submits itself to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this Agreement or such other instrument, document or other agreement, any litigation relating to this Agreement and to any other Loan Document, whether arising in contract or tort, by statute or otherwise, shall be brought in (and, if brought elsewhere, shall be transferred to) a State court of competent jurisdiction in Hillsborough County, Florida.

     15. Attorneys' Fees. In the event the Loan or any other amounts due Lender under this Agreement or under any other Loan Document executed in connection herewith is collected by law or through attorneys at law, or under advice therefrom, Borrower agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

     16. WAIVER OF JURY TRIAL. BORROWER, BY EXECUTING THIS AGREEMENT OR ANY OTHER DOCUMENT CREATING SUCH LIABILITY, WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OR LIMITATION OF LENDER'S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER'S BEHALF.

     Borrower acknowledges that the above paragraph has been expressly bargained for by Lender and that, but for Borrower's agreement thereto, Lender would not extend the Loan to Borrower for the term and interest rate provided in the Note.

     17. Closing. The closing of this transaction shall be held upon the fulfillment of all the conditions and agreements contained herein at the law offices of Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, or at such other place as shall be designated by Lender.

     18. Waiver of Conflicts. Each part to this Agreement acknowledges that Fowler White Boggs Banker P.A. ("Fowler White"), counsel for Borrower, has in the past and may continue to perform legal services for Lender or its affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby: (1) acknowledges that it has had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Fowler White has represented Borrower in the transactions contemplated by this Agreement and has not represented Lender in connection with such transactions; and (3) gives its informed consent to Fowler White's representation of Lender or its affiliates in such unrelated matters and to Fowler White's representation of Borrower in connection with this Agreement and the transactions contemplated hereby. The parties further acknowledge that, in the event of any dispute with respect to the transactions contemplated by this Agreement, Fowler White may continue to represent Borrower in such dispute.

     19. Amendment and Restatement. This Agreement amends and restates in its entirety the Original Loan Agreement.

EXHIBITS

          "A"  --  Draw Request
          "B"  --  Revolving Credit Note
          "C"  --  Security Agreement
          "D"  --  Description of Collateral
          "E"  --  Collateral Control Agreement
          "F"  --  Pension Plans
          "G"  --  Subsidiary Guaranty
          "H"  --  Negative Pledge Agreement

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement the day and year first above written.

WITNESSES:                              ODYSSEY MARINE EXPLORATION, INC.,
                                        a Nevada corporation


___________________________________     By: /s/ Michael Holmes
                                            Michael Holmes
                                            Chief Financial Officer

                                                   "BORROWER"
___________________________________

                                        MERCANTILE BANK


___________________________________     By: /s/ Martin D. Gawel
                                            Martin D. Gawel
                                            Senior Vice President

___________________________________                 "LENDER"

EXHIBIT "A" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER") AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                                  DRAW REQUEST

EXHIBIT "B" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                              REVOLVING CREDIT NOTE

EXHIBIT "C" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                               SECURITY AGREEMENT

EXHIBIT "D" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                            DESCRIPTION OF COLLATERAL

     1. The silver Coins recovered by Borrower from shipwreck known as SS Republic as specifically listed on this Exhibit "D," together with additions (the "Coins").

     2. All accounts, contract rights, documents, chattel paper (including electronic chattel paper), instruments, and general intangibles, and all returned or repossessed goods arising from sales of the Coins (the "Accounts");

     3. All proceeds of insurance policies insuring any of the Coins against loss (whether or not the Secured Party is a loss payee or additional insured thereof) and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the Coins;

     4. All salvage rights of the Borrower with respect to its services in recovering the Coins;

     5. All equipment, fixtures, and inventory (including all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials or supplies used or consumed in Debtor's business), including all spare and repair parts, special tools, equipment and replacements for any of the foregoing, and any software embedded therein or related thereto;

     6. All financial assets, investment property, securities (whether certificated or uncertificated, and including investment company securities), security entitlements, securities accounts, commodity contracts, and commodity accounts, including all substitutions and additions thereto, and all dividends, distributions and sums distributable or payable from, upon or in respect of such property;

     7.   All commercial tort claims;

     8.   All deposit accounts of Debtor maintained by Secured Party;

     9.   All letter-of-credit rights;

    10. All supporting obligations that support the payment or performance of any of the foregoing ("Supporting Obligations"); and

    11. All additions and accessions to, all proceeds, products, offspring and profits of, and all rights and privileges incident to, any of the foregoing.

                                SCHEDULE OF COINS

                      (SEE SCHEDULE 1 TO SECURITY AGREEMENT)

EXHIBIT "E" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                           COLLATERAL CONTROL AGREEMENT

EXHIBIT "F" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                                 PENSION PLANS
Description of Pension and Welfare Benefit Plans to which Borrower or Guarantor is a party or to which Borrower or Guarantor makes any employer contributions with respect to employees:

                                     NONE

EXHIBIT "G" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                              SUBSIDIARY GUARANTY

EXHIBIT "H" ATTACHED TO AND MADE A PART OF THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT DATED MARCH __, 2006, BY AND BETWEEN ODYSSEY MARINE EXPLORATION, INC. ("BORROWER"), AND MERCANTILE BANK AND ITS SUCCESSORS OR ASSIGNS ("LENDER")

                           NEGATIVE PLEDGE AGREEMENT